Exhibit 99.5

FORM OF NOMINEE HOLDER CERTIFICATION

CORNING NATURAL GAS HOLDING CORPORATION

The undersigned, a broker, dealer, custodian bank, trust company or other nominee of subscription rights to purchase units of securities of Corning Natural Gas Holding Corporation (the “Company”) pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s prospectus dated April 15, 2016 (the “Prospectus”) hereby certifies to the Company and to Computershare, as Subscription Agent for the Rights Offering, that: (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of subscription rights specified below pursuant to the basic subscription privilege (as defined in the Prospectus) for each subscription right for either (i) one-eighth share of the Company’s 6% Series A Cumulative Preferred Stock, par value $0.01 per share, for $25.00 per share (“Series A Cumulative Stock”), or (ii) one-sixth share of the Company’s 4.8% Series B Convertible Preferred Stock, par value $0.01 per share, for $20.75 per share (“Series B Convertible Stock”; and, together with the Series A Cumulative Stock, the “Preferred Stock”); and, on behalf of beneficial owners of subscription rights who have subscribed for the purchase of additional shares pursuant to the over-subscription privilege, the number of shares of Series A Cumulative Stock or Series B Convertible Stock specified below pursuant to the over-subscription privilege (as defined in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the over-subscription privilege, the extent to which each such beneficial owner has exercised his or her basic subscription privilege:

Number of Shares of Common Stock Owned on April 14, 2016, the Record Date (equalto the number of Subscription Rights received)	Number of Shares Subscribed for Pursuant to the Basic Subscription Privilege		Number of Shares Subscribed for Pursuant to the Over-Subscription Privilege
	Series A Cumulative Stock (8 Rights per share) @ $25.00	Series B Convertible Stock (6 Rights per share) @ $20.75	Series A Cumulative Stock (8 Rights per share) @ $25.00	Series B Convertible Stock (6 Rights per share) @ $20.75
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Name of Nominee Holder		DTC Participant Number

By:
	Name: Title: Phone Number: Fax Number:	DTC Subscription Confirmation Numbers Dated: